SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement    [_]   Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(C) or Section 240.14a-12

                            Lifeline Systems, Inc.
   -------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

   -------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         --------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         --------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

         --------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------

     (5) Total fee paid

         --------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          --------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          --------------------------------------------------------------

     (3)  Filing Party:

          --------------------------------------------------------------

     (4)  Date Filed:

          --------------------------------------------------------------

                            LIFELINE SYSTEMS, INC.

                               ----------------

              NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                                 July 19, 2000

To the Stockholders of
LIFELINE SYSTEMS, INC.:

  Notice is hereby given that a Special Meeting in Lieu of Annual Meeting of Stockholders of Lifeline Systems, Inc., a Massachusetts corporation (the "Company"), will be held on Wednesday, July 19, 2000, at 10:00 A.M., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109, to consider and act upon the following matters:

  1. To elect two Class II Directors, each to hold office until the Annual Meeting of Stockholders in 2003 and until his or her successor is elected and qualified;

  2. To approve the Company's 2000 Stock Incentive Plan;

  3. To approve the Company's 2000 Employee Stock Purchase Plan;

  4. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year;

  5. To vote on a stockholder proposal if presented by its proponent; and

  6. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

  This Notice and the accompanying proxy materials are being mailed to all holders of the Company's Common Stock. The close of business at 5:00 P.M., May 31, 2000 is the record date for determining stockholders entitled to receive notice of and to vote at the Special Meeting in Lieu of Annual Meeting or any adjournment or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting. The stock transfer books of the Company remain open.

                                          By Order of the Board of Directors,

                                          JEFFREY A. STEIN, Clerk

Framingham, Massachusetts
June 13, 2000

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                            LIFELINE SYSTEMS, INC.
                              111 Lawrence Street
                           Framingham, MA 01702-8156

                               ----------------

         PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING
                                OF STOCKHOLDERS

                                 July 19, 2000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lifeline Systems, Inc. (the "Company") for use at a Special Meeting in Lieu of Annual Meeting of Stockholders to be held at 10:00 A.M. local time on Wednesday, July 19, 2000 (the "Special Meeting") at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjournment or adjournments of the Special Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of proposal numbers 1 through 4 and against proposal number 5 set forth in the Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Chief Financial Officer of the Company, by the submission of another signed proxy bearing a later date or by the stockholder's personal attendance at the meeting and voting by ballot.

  The Board of Directors has fixed May 31, 2000 as the record date for determining stockholders who are entitled to vote at the Special Meeting. At the close of business on May 31, 2000, there were outstanding and entitled to vote 5,983,783 shares of the common stock, $.02 par value per share, of the Company (the "Common Stock"). Each share is entitled to one vote.

  The Company's Annual Report and these proxy materials were first mailed to stockholders on or about June 13, 2000.

  The Company will, upon written request of any stockholder, provide without charge a copy of its annual report on Form 10-K, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission. Requests should be addressed to the Company in care of Chief Financial Officer, 111 Lawrence Street, Framingham, MA 01702-8156.

Votes Required and Tabulation of Votes

  The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum at the Special Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Special Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the approval of any other matter to be voted on at the meeting.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be voted in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the matters being presented for stockholder approval at the Special Meeting.

Beneficial Ownership of Common Stock

  The following table sets forth certain information, as of April 30, 2000 unless otherwise indicated, with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation," below, and (iv) all directors and executive officers of the Company as a group. The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission that the named stockholders are direct or indirect beneficial owners of such shares. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed. The share amounts include those shares as to which the following persons had a right to acquire beneficial ownership by exercising stock options as of April 30, 2000, or within 60 days following that date: Mr. Feinstein, 193,277 shares; Mr. Reich, 39,844 shares; Mr. Loper, 56,652 shares; Mr. Hurley, 58,978 shares; Mr. Strange, 40,297 shares;
Ms. Bailis, 4,000 shares; Mr. Baldwin, 14,500 shares; Dr. Kasputys, 26,500 shares; Ms. Roberts, 15,000 shares; Mr. Shapiro, 2,000 shares and Dr. Vineyard, 26,500 shares. The share amounts also include shares beneficially owned by certain executive officers through participation in the Company's 401(k) Plan, as to which shares include sole investment and voting power.

                                                    Beneficially  Common Stock
      Name of Beneficial Owner                         Owned     Outstanding(1)
      ------------------------                      ------------ --------------
      SAFECO Corporation(2)........................    807,650        13.6%
       4333 Brooklyn Ave. N.E.
       Seattle, WA 98185
      L. Dennis Shapiro(3).........................    710,833        11.9%
       24 Essex Road
       Chestnut Hill, MA 02467
      Pequot Capital Management, Inc.(4)...........    490,000         8.2%
       500 Nyala Farm Road
       Westport, CT 06880
      Ronald Feinstein(5)..........................    459,868         7.5%
       c/o Lifeline Systems, Inc.
       111 Lawrence St.
       Framingham, MA 01702
      T. Rowe Price Associates, Inc.(6)............    425,200         7.1%
       100 E. Pratt Street
       Baltimore, MD 21202
      Goldman, Sachs Asset Management(7)...........    413,200         6.9%
       85 Broad St.
       New York, NY 10004
      Richard M. Reich(8)..........................     80,305         1.3%
      Thomas E. Loper(9)...........................     65,791         1.1%
      Dennis M. Hurley(10).........................     68,373         1.1%
      Donald G. Strange............................     50,661           *
      Susan S. Bailis..............................      5,500           *
      Everett N. Baldwin(11).......................     33,500           *
      Joseph E. Kasputys, Ph.D. ...................     38,650           *
      Gordon C. Vineyard, M.D. ....................     27,501           *
      Carolyn C. Roberts...........................     16,000           *
      All directors and officers as a group (12      1,591,359        24.6%
       persons)(12)................................

--------
*   Less than 1% of the outstanding stock

(1) Number of shares deemed outstanding includes 5,955,900 shares outstanding as of April 30, 2000, plus any shares subject to options held by the named person or entity that are currently exercisable or exercisable within 60 days after April 30, 2000.
(2) Represents holdings as of December 31, 1999 based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000 by SAFECO Corporation. Includes the following shares, as to all of which SAFECO Corporation disclaims beneficial ownership: 560,550 shares held by SAFECO Common Stock Trust, an investment company for which SAFECO Asset Management Company, a wholly owned subsidiary of SAFECO Corporation, acts as the investment advisor.
(3) Includes the following shares as to all of which Mr. Shapiro disclaims beneficial ownership: 4,124 shares held by Mr. Shapiro as custodian for three children, over which he has sole voting and investment power; 35,312 shares held by Mr. Shapiro's wife; 12,360 shares held by Mr. Shapiro's wife as custodian for three children; 66,000 shares held by Mr. Shapiro's wife as co-trustee of three trusts for his children; and 17,062 shares held by Mr. Shapiro's children, over which he has shared voting and investment power.
(4) Represents holdings as of December 31, 1999 based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2000 by Pequot Capital Management, Inc.
(5) Includes 16,000 shares held by Mr. Feinstein's children. Also includes 16,552 shares and 25,641 shares pledged to the Company to secure a $300,000 and $250,000 loan, respectively, by the Company to Mr. Feinstein. See "Other Arrangements--Loans to Related Parties."
(6) Represents holdings as of December 31, 1999 based on Schedule a 13G filed with the Securities and Exchange Commission on February 14, 2000 by T. Rowe Price Associates, Inc.
(7) Represents holdings as of December 31, 1999 based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000 by Goldman Sachs Asset Management, a separate operating division of Goldman, Sachs & Co. Includes 298,200 shares as to which Goldman Sachs Asset Management has sole voting power and 413,200 as to which Goldman Sachs Asset Management has sole dispositive power.
(8) Includes 35,000 shares owned by Mr. Reich jointly with his wife.
(9) Includes 8,939 shares pledged to the Company to secure a $100,000 loan by the Company to Mr. Loper. See "Other Arrangements--Loans to Related Parties."
(10) Includes 1,700 shares beneficially owned by Mr. Hurley through an individual retirement account ("IRA"). Also includes 7,123 shares owned by Mr. Hurley jointly with his wife.
(11) Includes 7,000 shares held by the Everett N. Baldwin Revocable Trust of
     1997.
(12) Includes an aggregate of 511,480 shares subject to stock options that are currently exercisable or exercisable within 60 days after April 30, 2000. Also includes 15,631 shares beneficially owned by such persons through the 401(k) Plan as to which such persons possess sole investment and voting power.

1. ELECTION OF DIRECTORS

  The Company's Board of Directors is classified into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 2002 Annual Meeting of Stockholders, two Class II Directors, whose terms expire at the 2000 Special Meeting in Lieu of Annual Meeting of Stockholders and three Class III Directors, whose terms expire at the 2001 Annual Meeting of Stockholders.

  The persons named in the proxy will vote to elect as Class II Directors the two nominees named below unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Because the Board of Directors has fixed the number of Class II Directors at two members, the proxy may not be voted for more than two directors. If any of the nominees becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that either of the nominees will be unavailable. Ronald Feinstein and Joseph E. Kasputys have served as members of the Board of Directors of the Company since 1985. Both of the nominees will be elected to hold office until the Annual Meeting of Stockholders in 2003, and until his successor is elected and qualified.

  The following table sets forth the name of the nominees for election to the Board of Directors at the Special Meeting, followed by the name of each other director who will continue in office after the Special Meeting, and each such person's principal occupation and business experience during the past five years, his or her age and the year in which he or she became a director of the Company.

                   Name, Principal Occupation
                    and Business Experience                     First Became a
                   During the Past Five Years               Age    Director
                   --------------------------               --- --------------
      The two nominees for election as Class II Directors
       to serve until the Annual Meeting of Stockholders
       in 2003:

      RONALD FEINSTEIN                                       54      1985
       Mr. Feinstein has been President and Chief
       Executive Officer of the Company since January 1,
       1993.

      JOSEPH E. KASPUTYS, PH.D.                              63      1985
       Dr. Kasputys has been Chairman, President and Chief
       Executive Officer of Primark Corporation, an
       international company primarily engaged in the
       information service business, since June 1987.**
       ***

      The two Class I Directors named below will continue in office until the Annual Meeting of Stockholders in 2002:

      L. DENNIS SHAPIRO                                      66      1978
       Mr. Shapiro has been Chairman of the Board since
       1978 and was Chief Executive Officer and Treasurer
       of the Company from 1978 through December 1988.* **

      EVERETT N. BALDWIN                                     66      1991
       Mr. Baldwin served as President and Chief Executive
       Officer of Welch Foods, Inc. from August 1982 to
       August 1995, and as a Director of Welch Foods, Inc.
       from August 1982 to December 1995. Mr. Baldwin
       retired from Welch Foods in 1995.*

      The three Class III Directors named below will continue in office until the Annual Meeting of Stockholders in 2001:

      SUSAN S. BAILIS                                        54      1998
       Ms. Bailis has been co-chairman and co-chief
       executive officer of Solomont Bailis Ventures, a
       health care company since May 1998. From October
       1997 to May 1998 she was President and Chief
       Executive Officer of the A.D.S. Group ("A.D.S."),
       owned by an affiliate of Genesis Health Ventures.
       From December 1996 to October 1997, Ms. Bailis held
       the positions of Senior Vice President of the
       Multicare Companies and President and Chief
       Executive Officer of A.D.S., at which time A.D.S.
       was a wholly owned subsidiary of the Multicare
       Companies. From 1986 to December 1996 Ms. Bailis
       was President of A.D.S.*


                   Name, Principal Occupation
                     and Business Experience                     First Became a
                   During the Past Five Years                Age    Director
                   --------------------------                --- --------------
      CAROLYN C. ROBERTS...................................   61      1994
       Ms. Roberts has been President and Chief Executive
       Officer of Copley Health Systems, Inc. since 1985.
       Since 1982, she has also been President and Chief
       Executive Officer of Copley Hospital, Inc. Ms.
       Roberts has served on the Board of Trustees of the
       American Hospital Association since 1990, was Chair
       of the Board in 1994 and, from 1991 to 1996, was a
       member of its Executive Committee. Ms. Roberts is
       currently a member of the Board of Commissioners of
       the Joint Commission for Accreditation of HealthCare
       Organizations ("JCAHO").** ***

      GORDON C. VINEYARD, M.D. ............................   63      1985
       Dr. Vineyard has been Director of Surgical
       Specialties and Radiology and Surgeon-in-Chief of
       the Harvard Vanguard Medical Associates since 1991.
       From 1980 to 1991, he was its Chief of Surgery. He
       is also an Associate Clinical Professor of Surgery
       at the Harvard Medical School. Dr. Vineyard was a
       surgeon at Boston's Brigham and Women's Hospital
       from January 1972 through August 1995.*

--------
*  Member of Audit Committee
** Member of Compensation Committee
*** Member of Stock Option Plans Committee

Meetings of the Board Of Directors

  The Company has an Audit Committee, which held two meetings during the fiscal year ended December 31, 1999. The principal functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, to review and approve any major accounting policy changes affecting the Company's operating results, to review the arrangements for and scope of the independent audit and the results of the audit, to review the scope of non-audit activities performed by the independent auditors and to assure that the auditors are in fact independent, and to establish and monitor policies to prohibit unethical, questionable or illegal activities by employees of the Company.

  The Company has a Compensation Committee, which held three meetings during the fiscal year ended December 31, 1999. The principal function performed by the Compensation Committee is to make recommendations to the Board of Directors as to compensation arrangements, including bonuses for senior management. The Company also has a Stock Option Plans Committee, which held two meetings during the fiscal year ended December 31, 1999. The principal function of the Stock Option Plans Committee is to grant stock options to employees of the Company and to otherwise administer the Company's stock option plans.

  The Company has no nominating committee of the Board of Directors or committee performing similar functions. The Board of Directors will consider nominees for director recommended by stockholders of the Company. The names of such nominees should be forwarded to the Chief Financial Officer, Lifeline Systems, Inc., 111 Lawrence Street, Framingham, Massachusetts 01702, who will submit them to the Board of Directors for its consideration.

  During the fiscal year ended December 31, 1999, the Board of Directors of the Company held nine meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which they respectively served.

Directors' Compensation

  Each director who is not an executive officer received an annual retainer fee of $5,000 plus $750 for each Board meeting attended and $500 for each Committee meeting attended ($750 for each day during which a director attended both a Board and a Committee meeting). The Chairmen of the Audit Committee and the Compensation Committee each received an annual fee of $2,500 for their services in this capacity in addition to their regular annual retainer fee. Executive officers do not receive any additional remuneration for their services as directors. The Chairman of the Board, Mr. Shapiro, received an annual fee of $10,000 for his services as Chairman in addition to his regular annual retainer fee. Effective April 2000, members of the Board of Directors will receive $250 for each telephonic committee meeting attended by them.

  The Company's 1991 Stock Option Plan (the "1991 Plan") provides that non-employee directors receive, on the sixth business day of each calendar year, options to purchase 3,000 shares of common stock at an exercise price equal to the fair market value of such shares on the date of grant, vesting one-third on the date of grant and one-third on each of the next two anniversary dates. The Company's proposed 2000 Stock Incentive Plan contains a similar provision. Pursuant to the terms of the merger agreement between Lifeline and Protection One, Inc., dated October, 1998 (the "Merger Agreement") no options were granted to the non-employee directors in 1999. The Merger Agreement was terminated on September 2, 1999.

Compensation Committee Interlocks and Insider Participation

  Dr. Kasputys, Mr. Shapiro and Ms. Roberts served as members of the Compensation Committee during the Company's most recent fiscal year. Mr. Shapiro is the Chairman of the Board of Directors and previously served at various times as the Company's President, Chief Executive Officer and Treasurer.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Based solely on its review of copies of reports filed by reporting persons of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or written representations from certain Reporting Persons that no Form 5 filing was required for such person, the Company believes that during fiscal 1999 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

Executive Compensation

 Summary Compensation

  The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during the fiscal year ended December 31, 1999 who were serving as executive officers at December 31, 1999 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation                Long Term Compensation Awards
                         ----------------------------------------- ----------------------------------
                                                                     Securities
                                                                     Underlying
Name and Principal                                    Other Annual    Options          All Other
Position                 Year Salary ($) Bonus ($)    Compensation Granted (#)(1) Compensation ($)(2)
------------------       ---- ---------- ---------    ------------ -------------- -------------------
Ronald Feinstein........ 1999  $267,712       --                       25,000           $2,700
 President and Chief     1998   254,992  $172,293(5)                   20,000            2,980
 Executive Officer       1997   242,826       -- (3)                   34,810(4)         2,657
Richard M. Reich........ 1999   160,292     8,450(5)                   11,000            2,380
 Vice President,         1998   153,833    65,906(5)                    5,000            2,703
 Chief Information
  Officer                1997   146,750       -- (3)                   12,411(4)         2,331
Thomas E. Loper......... 1999   157,800     7,950(5)     $4,800(6)      7,000            2,370
 Vice President,         1998   150,833    64,545(5)     28,800(6)      5,000            2,691
 Customer Care           1997   145,333       -- (3)     24,000(6)     12,052(4)         2,278
Dennis M. Hurley........ 1999   149,416     7,525(5)                    7,000            2,351
 Vice President,         1998   143,000    61,229(5)                    5,000            2,680
 Finance and Chief
  Financial Officer      1997   136,917       -- (3)                   11,978(4)         2,302
Donald G. Strange....... 1999   142,417     8,610(5)                    7,000            2,332
 Vice President,         1998   135,833    56,822(5)                    5,000            2,662
 Sales and Marketing     1997   130,000       -- (3)                   11,631(4)         2,287

--------
(1) Reflects the grant of options to purchase common stock.

(2) Represents Company contributions to the Company's 401(k) Plan and Group Term Life Insurance Plan.

(3) For the year ended December 31, 1997, Mr. Feinstein, Mr. Reich, Mr. Loper, Mr. Hurley and Mr. Strange each elected to take stock options in lieu of a cash bonus. See column entitled "Securities Underlying Options Granted."

(4) Includes options to purchase 14,810, 6,411, 6,052, 5,978, and 5,631 shares under the 1994 Stock Option Plan in lieu of cash bonus for the year ended December 31, 1997 to each of Mr. Feinstein, Mr. Reich, Mr. Loper, Mr. Hurley, and Mr. Strange, respectively. The amount of cash bonus foregone in exchange for these options by Mr. Feinstein, Mr. Reich, Mr. Loper, Mr. Hurley and Mr. Strange was $79,181, $34,277, $32,354, $31,961 and $30,108,
    respectively. The number of options granted in lieu of bonus was determined using the Black-Scholes option pricing model, which accounts for certain variables such as fair market value of the option on the date of grant, stock price volatility, life of the option, and interest rates. The exercise price of these options was $24.00 per share, representing the fair market value of the underlying shares on the date of grant, February 13, 1998. These options became exercisable one-third immediately upon grant, with an additional one-third becoming exercisable on each of the next two anniversary dates.

(5) Represents amounts paid under the Company's Executive Bonus Plan.

(6) Represents an annual living allowance paid to Mr. Loper.

Option Grants

  The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 1999 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             Potential
                                                                                         Realizable Value
                                                                                         at Assumed Annual
                                                                                          Rates of Stock
                                                                                               Price
                                                                                         Appreciation for
                                               Individual Grants                          Option Term(1)
                         --------------------------------------------------------------- -----------------
                         Securities   Percent of Total
                         Underlying  Options Granted To
                          Options       Employees in    Exercise or Base
    Name                 Granted(#)     Fiscal Year     Price ($/Share)  Expiration Date  5% ($)  10% ($)
    ----                 ----------  ------------------ ---------------- --------------- -------- --------
Ronald Feinstein........   25,000(2)        18.7%            $18.50          6/7/2009    $290,864 $737,106
Richard M. Reich........    7,000(3)         5.2%             18.50          6/7/2009      81,442  206,390
                            4,000(2)         3.0%             14.63         12/2/2009      36,790   93,234
Thomas E. Loper.........    7,000(3)         5.2%             18.50          6/7/2009      81,442  206,390
Dennis M. Hurley........    7,000(3)         5.2%             18.50          6/7/2009      81,442  206,390
Donald G. Strange.......    7,000(3)         5.2%             18.50          6/7/2009      81,442  206,390

--------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised.
(2) Exercisable in installments beginning 12 months after the date of grant, with one-third of the shares covered thereby becoming exercisable at that time and an additional one-third of the shares covered thereby becoming exercisable on each of the next two anniversary dates. Under the terms of the Company's 1991 and 1994 Stock Option Plans, the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.
(3) Exercisable in installments beginning 12 months after the date of grant, with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the shares covered becoming exercisable on each successive anniversary date. Under the terms of the Company's 1991 and 1994 Stock Option Plans, the Stock Option Plans Committee retains discretion, subject to limits set forth in the plan, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

 Option Exercises and Year-End Values

  The following table sets forth certain information concerning each exercise of stock options during the fiscal year ended December 31, 1999 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1999:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                      Number of Securities        Value of Unexercised
                                                     Underlying Unexercised      In-The-Money Options at
                           Shares                 Options at Fiscal Year-End(#)   Fiscal Year-End($)(1)
                         Acquired on     Value    ----------------------------- -------------------------
          Name           Exercise(#)  Realized($)   Exercisable/Unexercisable   Exercisable/Unexercisable
          ----           -----------  ----------- ----------------------------- -------------------------
Ronald Feinstein........   70,459(2)  $1,512,500         166,672/49,938           $1,466,084/      -
Richard M. Reich........      --             --           31,629/29,282              169,340/ $64,809
Thomas E. Loper.........      --             --           49,535/29,017              147,088/  41,753
Dennis M. Hurley........      --             --           40,885/35,593              259,367/  14,473
Donald G. Strange.......      --             --           34,820/23,811              256,303/  46,362

--------
(1) Based on the fair market value of the common stock on December 31, 1999 (approximately $14.78), less the option exercise price.
(2) Excludes 29,541 shares withheld by the Company for the payment of taxes associated with the exercise of such options.

Other Arrangements

 Feinstein Employment Agreement

  Pursuant to the terms of an employment agreement, as amended, effective as of August 27, 1992, Ronald Feinstein became the Executive Vice President and Chief Operating Officer of the Company on October 1, 1992, and the President and Chief Executive Officer on January 1, 1993. Mr. Feinstein receives a base salary of not less than $200,000 annually.

  Pursuant to the terms of Mr. Feinstein's employment agreement, Mr. Feinstein is eligible to receive a bonus equal to 40% of his base salary if the Company achieves the annual profit performance plan goals adopted by the Board of Directors and a bonus of greater than 40% of his base salary if the Company exceeds such goals. Pursuant to his employment agreement, Mr. Feinstein will continue to serve as a member of the Board of Directors during the period of his employment.

  Pursuant to his employment agreement, on August 27, 1992, Mr. Feinstein also received a nonstatutory stock option to purchase up to 150,000 shares of common stock at an exercise price of $3.00 per share (which represented the fair market value on the date of grant), vesting one-fifth on the date of grant and one-fifth on each of the next four anniversary dates. The original expiration date of this stock option was the fifth anniversary of the date of grant. On December 6, 1995, the Stock Option Plans Committee extended the exercise period of the option for an additional five years, so that the option will expire on August 27, 2002.

  Pursuant to his employment agreement, Mr. Feinstein was also granted a stock option to purchase up to 100,000 shares of common stock at $3.00 per share (which represented the fair market value on the date of grant), subject to a vesting schedule that originally provided for vesting in three equal annual installments commencing April 15 in the year following the achievement of certain financial goals. On September 27, 1995, the Stock Option Plans Committee amended this option to provide for vesting on the earlier of the six-year anniversary of the date of grant or in three equal annual installments commencing April 15 in the year following the achievement of certain financial goals. On June 14, 1996, Mr. Feinstein's employment agreement was amended to provide for full vesting of this option in any event on August 27, 1998. The original expiration date of this option was six years from the date of grant, but on June 14, 1996 the Compensation Committee extended the exercise period of the option to seven years from the date of grant, so that the option was to expire on August 27, 1999. Mr. Feinstein exercised this option on August 23, 1999. See "Loans to Related Parties."

  Upon a change in control of the Company, the stock options described in the preceding paragraphs would be accelerated and deemed to be vested. Upon termination by the Company of his employment as Chief Executive Officer and his membership on the Board of Directors, other than for cause, Mr. Feinstein will continue to receive his salary for 12 months. On June 14, 1996, Mr. Feinstein's employment agreement was amended to provide that in the event of a change in control of the Company following which Mr. Feinstein no longer serves as the Chief Executive Officer of the Company within the Boston, Massachusetts metropolitan area or as a director of the Company, Mr. Feinstein may terminate the employment agreement and be paid three times his salary and bonus for the preceding fiscal year (subject to downward adjustment for any excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended).

 Change of Control Agreements

  Each of the Company's executive officers, other than Mr. Feinstein, has entered into an agreement with the Company which provides that, if within 12 months of a change of control of the Company, such officer's employment is terminated without cause or the officer terminates his or her employment with the Company due to a significant change in responsibilities or condition of employment, then such officer would be entitled to receive a payment equal to one year's base salary then being paid to him or her.

 Loans to Related Parties

  On September 11, 1995, the Company sold to Mr. Thomas E. Loper, Vice President, Customer Care, 8,939 shares of the Company's common stock at a price of $11.188 per share (which represented the fair market value of the common stock on the date of issuance) for an aggregate price of $100,000. The Company loaned $100,000 to Mr. Loper for seven years at an annual interest rate of 6.3% pursuant to the terms of a promissory note (the "Loper Note"), which is secured by the common stock that Mr. Loper purchased. The Loper Note will accelerate and become immediately due and payable within 90 days of termination of Mr. Loper's employment for any reason. As of April 30, 2000, $100,000 was outstanding on the Loper Note.

  In August 1999, the Company loaned $300,000 to Mr. Ronald Feinstein pursuant to a secured promissory note (the "Feinstein Note") for the exercise of a stock option which was to expire. The Feinstein Note, which bears interest at a rate of 6.77% per annum, payable annually in arrears, is due August 23, 2004 and is secured by a pledge of 16,552 shares of Common Stock of the Company. Mr. Feinstein has the right to put 70,459 shares (representing the net number of shares issued to Mr. Feinstein with the proceeds of the loan, after withholding for taxes) back to the Company at a price equal to $16.3125 per share at any time during the 18-month period following April 30, 2001. As of April 30, 2000, $300,000 was outstanding on the Feinstein Note.

  In April, 2000, the Company loaned $250,000 to Mr. Ronald Feinstein, pursuant to a collateralized promissory note (the "Note"). The Note, which bears interest at a rate of 6.94% payable annually in arrears, is due April 5, 2005 and is collateralized by a pledge of 25,641 shares of Common Stock of the Company. As of April 30, 2000, $250,000 was outstanding on the Note.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of (i) the Center for Research in Security Prices ("CRSP") Total Return Index for the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the CRSP Total Return Index for Nasdaq Health Services Stocks ("Nasdaq Health Services Stocks"). This graph assumes the investment of $100 on December 31, 1994 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Health Services Stocks and assumes dividends are reinvested. Measurement points are at the last trading day of the fiscal years ended December 31, 1995, 1996, 1997, 1998 and 1999.




                 [Graph of five-year performance appears here]

                                                        December 31,
                                            ------------------------------------
                                            1994  1995  1996  1997  1998   1999
                                            ----- ----- ----- ----- ----- ------
Lifeline Systems, Inc...................... 100.0 215.6 311.1 446.7 444.4 266.67
Nasdaq Composite Index (U.S. Companies).... 100.0 141.3 173.9 213.1 300.3 542.43
Nasdaq Health Services Stocks.............. 100.0 126.8 126.6 129.0 109.3  90.32

                     REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy

  The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to the review and approval of the entire Board. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation of the executive officers of the Company. The Company also has a Stock Option Plans Committee, which grants stock options to executives and other key employees of the Company and otherwise administers the Company's stock option plans.

  The objectives of the Company's executive compensation program are as follows:

  .  support the achievement of strategic goals and objectives of the Company

  . attract and retain key executives critical to the long-term success of the Company

  .  align the executive officers' interests with the success of the Company

Compensation Program

  The Company's executive compensation program consists of three principal elements: base salary, annual incentive compensation in the form of cash or stock options and long-term incentive compensation in the form of stock options. Generally, the Company's objective is to pay base compensation which is comparable to the fiftieth percentile total compensation package offered to officers in similar positions at comparable companies, and to pay total compensation, including annual bonuses and long-term incentives such as stock options, comparable to the seventy-fifth percentile total compensation package offered to officers in similar positions at comparable companies.

  The Company's annual bonus plan is designed to create incentives for meeting pre-tax profit goals. The Committee establishes a target bonus amount, which would be paid out in full in the event that the Company achieves an established pre-tax profit level, and which would be paid out to a lesser or greater extent in the event that the goals are not met or are surpassed. No annual bonus is paid if the Company's pre-tax profit falls below a minimum level established by the Committee. Prior to 1997, the annual bonus was payable in cash. Beginning in the year ended December 31, 1997, in order to further align the executives' interests with those of the stockholders, the Compensation Committee approved a change to the annual bonus plan pursuant to which officers are able to elect to receive stock options in lieu of a cash bonus. The number of such options is determined by a formula based on the cash bonus each officer would have received, a Black-Scholes option valuation model as of the grant date, and consideration of the risk associated with trading stock options for cash.

  Long-term incentives for executive officers and key managers are provided through stock options. The objectives of this program are to align executive and stockholder long-term interest by creating a strong and direct link between executive compensation and stockholder return.

  Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount of such grants (other than options granted in lieu of cash under the annual bonus plan), the Committee evaluates a variety of factors, including (i) the job level of the executive,
(ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. During 1999, the

Committee granted non-qualified options which vest (except for certain options granted to the Chief Executive Officer and Vice President, Chief Information Officer described in Footnote (2) of the Option Grants in Last Fiscal Year Table) in five equal installments commencing on the first anniversary date of the grant.

  The Compensation Committee periodically reviews all elements of officer compensation with independent experts retained by the Company for this purpose. Such a review was conducted during 1999 to help ensure that compensation levels are appropriate.

Chief Executive Officer's 1999 Compensation

  During the year ended December 31, 1999, the Company's President and Chief Executive Officer, Mr. Ronald Feinstein, received a base salary of $267,712. For the year ended December 31, 1999, Mr. Feinstein also received options to purchase 25,000 shares which become exercisable in installments beginning 12 months after the date of grant, with one-third becoming exercisable at that time and an additional one-third becoming exercisable on each successive anniversary date. Mr. Feinstein's salary is reviewed each year by the Compensation Committee, and was adjusted by the Compensation Committee to $269,850 effective March 1, 1999, based on the Company's performance in 1998, a review of salary data for chief executive officers of comparable companies, at both the fiftieth and seventy-fifth percentile, and Mr. Feinstein's performance and the scope of his responsibilities. Mr. Feinstein is generally compensated on the same basis as the other executive officers of the Company, including a combination of base salary, bonus plan payments and stock options.

Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers. The Company does not believe that Section 162(m) will generally have an effect on the Company, because of the current and expected compensation levels of its officers. However, the Committee intends to periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of its executive officer compensation (including its stock plans) to comply with certain exemptions provided in Section 162(m). To meet the requirements of Section 162(m), the Board has established the Stock Option Plans Committee to administer all of the Company's stock option plans.

                                          Compensation Committee
                                          Joseph E. Kasputys, Ph.D., Chairman*
                                          Carolyn Roberts*
                                          L. Dennis Shapiro
--------
* Member of the Stock Option Plans Committee

                 2. APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

  On February 2, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the 2000 Stock Incentive Plan (the "2000 Plan"). The total number of shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) which may be issued pursuant to awards under the 2000 Plan is equal to 250,000 shares (plus 25,000 shares which may be issued to non-employee directors pursuant to options granted under the 2000
Plan), plus an annual increase to be added on January 1 of each year, beginning in 2001, equal to the lesser of (i) 150,000 shares; (ii) 1.5% of the outstanding shares on such date; or (iii) a lesser amount determined by the Board. In addition, on January 1 of each year, beginning in 2001, the aggregate number of shares of Common Stock available for the grant of options to non-employee directors will be automatically increased by the number necessary to cause the total number of shares of Common Stock then available for non-employee directors to be restored to 25,000.

  The 2000 Plan is intended to replace the Company's 1991 and 1994 Stock Option Plans (the "Old Plans"). On February 2, 2000, the Board of Directors of the Company approved the 2000 Employee Stock Option Plan, pursuant to which the Company is authorized to issue options to purchase up to an aggregate of 150,000 shares, provided that not more than 25,000 shares may be issued pursuant thereto to officers or directors of the Company. This plan was authorized primarily to enable the Company to grant options in 2000 as part of its annual stock option program. No stockholder approval is being sought for the 2000 Employee Stock Option Plan. As of April 30, 2000, options to purchase 997,464 shares of Common Stock were outstanding under the Old Plans and the 2000 Employee Stock Option Plan and 104,157 shares remained available for future grant.

  The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 2000 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

Summary of the 2000 Plan

  The following is a brief summary of the 2000 Plan. The following summary is qualified in its entirety by reference to the 2000 Plan, a copy of which is attached as Exhibit A to this proxy statement.

Description of Awards

  The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 2000 Plan permits the Board of Directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

  Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

  Other Stock-Based Awards. Under the 2000 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

Eligibility to Receive Awards

  Officers, employees, directors, consultants and advisors of the Company and its subsidiaries (and any individuals who have accepted an offer for employment) are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2000 Plan may not exceed 100,000 shares per calendar year.

  Directors who are not also employees of the Company shall be granted, on the sixth business day in each calendar year, options to purchase 3,000 shares of Common Stock at a price equal to 100% of the fair market value of a share of Common Stock on the date of grant. Such options shall become exercisable in three equal installments over a two-year period, with the first installment becoming exercisable on the date of grant and the second and third installments becoming exercisable on the first and second anniversaries of the date of grant, respectively.

  As of May 31, 2000, approximately 100 persons were eligible to receive Awards under the 2000 Plan, including the Company's 6 executive officers and 6 non-employee directors. The granting of Awards under the 2000 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

  On May 31, 2000, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $12.313.

Administration

  The 2000 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board of Directors, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, or any committee or executive officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines
(i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

  The Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of an Acquisition Event (as defined in the 2000 Plan), the Board of Directors will provide that all outstanding options will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation or its affiliate. In the event that the Acquisition Event also constitutes a Change of Control Event (as defined in the 2000 Plan), the assumed or substituted options will be immediately exercisable in full except to the extent otherwise specifically provided in the option agreement. If any Award under the 2000 Plan or any outstanding award under the Company's 1991 Stock Option Plan or 1994 Stock Option Plan expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such award will again be available for grant under the 2000 Plan.

Amendment or Termination

  No Award may be made under the 2000 Plan after February 2, 2005, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan.

 Incentive Stock Options

  In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

 Nonstatutory Stock Options

  As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

 Restricted Stock Awards

  A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

 Other Stock-Based Awards

  The tax consequences associated with any other stock-based Award granted under the 2000 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

 Tax Consequences to the Company

  The grant of an Award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the

2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 2000 Plan who are employees or otherwise subject to withholding in connection with a restricted stock Award or the exercise of a nonstatutory stock option.

             3. APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

  On February 2, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the 2000 Employee Stock Purchase Plan (the "2000 Employee Plan"). The 2000 Employee Plan provides eligible participating employees with an opportunity to purchase shares of Company Common Stock at below fair market value. The total number of shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) which may be issued pursuant to awards under the 2000 Employee Plan is equal to 200,000 shares.

  The Board of Directors believes that the future success of the Company depends in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 2000 EMPLOYEE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

Summary of the 2000 Employee Plan

  The following is a brief summary of the 2000 Employee Plan. The following summary is qualified in its entirety by reference to the 2000 Employee Plan, a copy of which is attached as Exhibit B to this proxy statement:

 Administration

  The 2000 Employee Plan is administered by the Company's Board of Directors or by a Committee appointed by the Board of Directors (the "Committee"). The Board of Directors or the Committee has authority to make rules and regulations for the administration of the 2000 Employee Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

 Eligibility

  All employees of the Company, including Directors who are employees of the Company and all employees of any subsidiary of the Company, who own less than five percent of the Company's Common Stock, are employed by the Company or a designated subsidiary for more than 20 hours a week and five months a year, who have been employed by the Company or a designated subsidiary for at least six months prior to enrolling in the 2000 Employee Plan and who were employees of the Company or a designated subsidiary on the first day of the applicable offering period (the "Plan Period") are eligible to participate in the 2000 Employee Plan.

 Participation

  Under the 2000 Employee Plan, the Company will conduct ten offerings ("Offerings") to employees to purchase Common Stock. Offerings under the 2000 Employee Plan will commence on June 1 and December 1 and terminate respectively, on November 30 and May 31. To participate in the 2000 Employee Plan, an employee must authorize the Company to deduct an amount, up to 15% of the employee's compensation received during the Plan Period. The maximum number of shares of Company Common Stock that a participating employee may purchase in any payment period is determined by applying the formula stated in the 2000 Employee Plan.

  The price at which an employee's Option is exercised will be the lower of
(i) 85% of the closing price of the Common Stock on (a) any national securities exchange on which the Common Stock is listed or (b) the Nasdaq National Market, or (c) the average of the closing bid and asked prices in the over-the-counter-market, as published in the Wall Street Journal (the "Closing Price") on the first business day of such Plan Period (the "Offering Commencement Date") or (ii) 85% of the Closing Price on the last business day of the Plan Period (the "Offering Termination Date"). The Closing Price of the Company's Common Stock on May 31, 2000 was $12.313 per share, as reported on the Nasdaq National Market.

  In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, to his or her beneficiary or estate.

 Adjustment in Case of Changes Affecting Common Stock

  In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the 2000 Employee Plan, and the share limitation relating to the 2000 Employee Plan, shall be increased proportionately, and such other adjustment shall be made as be deemed equitable by the Board of Directors or the Committee. In the event of any other change affecting the Common Stock, an equitable adjustment shall be made by the Board.

 Merger and Change of Control

  In the event of a merger with another Corporation where the Company is the surviving entity, the holder of each Option will be entitled to receive at the next Offering Termination Date, the equivalent number of securities or property which holders of such Options were entitled to receive upon consummation of such merger. In the event of a merger in which the Company is not the surviving entity, or of a sale of all or substantially all of the assets of the Company, the 2000 Employee Plan will terminate, and the Board may either accelerate the then current Offering Termination Date or return the payroll deductions to the respective employees.

  In the event of a Change of Control of the Company as such term is defined in the 2000 Employee Plan, the Board of Directors may accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the 2000 Employee Plan at such accelerated Offering Termination Date.

 Amendment or Termination

  The Board of Directors or the Committee may at any time terminate or amend the 2000 Employee Plan. However, if stockholder approval of an amendment is required by Section 423 of the Code, under the Exchange Act, such amendment may not be effected without such stockholder approval. The 2000 Employee Plan requires that all amounts in the accounts of participating employees be promptly refunded upon termination of the 2000 Employee Plan.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the 2000 Employee Plan and with respect to the sale of Common Stock acquired under the 2000 Employee Plan.

 Tax Consequences to Participants

  In general, a participant will not recognize taxable income upon enrolling in the 2000 Employee Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the 2000 Employee Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

    (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and

    (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

  Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

 Tax Consequences to the Company

  The offering of Common Stock under the 2000 Employee Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 2000 Employee Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                 4. RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

  Subject to ratification by the stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent accountants of the Company for the Company's 2000 fiscal year. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give the stockholders an opportunity to ratify this selection. If this proposal is not approved, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Special Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

                            5. STOCKHOLDER PROPOSAL

  We recommend a vote AGAINST this proposal.

  The following stockholder proposal has been submitted to the Company by Dolphin Limited Partnership I, L.P., 96 Cummings Point Road, Stamford, CT 06902, beneficial owner of 109,100 shares of common stock.

 Maximize Value Resolution:

    RESOLVED: That the stockholders of Lifeline Systems, Inc. urge the Board of Directors of the Company to appoint a Committee comprised solely of independent directors to explore methods to maximize stockholder value in the short-term. The Independent Committee is urged to promptly engage a qualified investment bank to pursue alternatives that will include a leveraged recapitalization, a sale of the entire company, or such other action as will increase stockholder value.

Stockholder's Supporting Statement

  "The purpose of the MAXIMIZE VALUE RESOLUTION is to give all stockholders of the Company the opportunity to send a message to the Board that they support the establishment of an independent committee of the Board to explore methods to maximize stockholder value in the short term, including pursuing a sale of the Company.

  "The Company's subscriber base is growing at 20% annually and enjoys a dominant market share in an industry with positive demographic trends. The past two years sales and adjusted EBITDA have grown at attractive rates, with analyst projections estimating greater growth trends. The Company has made important changes in 1999--most notable is the transition to the new CareSystem platform--that should enable the Company to continue to deliver solid operating results. The Company has no net debt.

  "Despite these developments, and notwithstanding the failed transaction with Protection One which initially valued the Company at a significant premium to market, the share price has declined approximately 50% during the past two years and presently trades at a 4.5 multiple to analyst estimated EBITDA. During the same period, the S&P 500 index has returned approximately 50%. Further, share liquidity remains extremely low and there is little following in the analyst community.

  "If the resolution is adopted, we believe that management and the Board will be persuaded that it is no longer sufficient or acceptable for the Board to continue with its current management plan and strategies. We firmly believe that Lifeline should more appropriately revise its strategy so as to become part of a larger entity that can provide revenue and cost synergies, greater financial resources for growth and employee opportunity; and that stockholder interests and value will be aligned with such a revised strategy."

  "We urge your support--vote FOR this Maximize Value Resolution!"

Board of Directors' Statement Opposing Stockholder Proposal

  Since the termination of our merger agreement with Protection One on September 2, 1999, we have continued to explore strategic alternatives for the Company. Our efforts have been led by a committee of the Board of Directors comprising Messrs. L. Dennis Shapiro (Chairman of the Board of Directors) and Ronald Feinstein (President and Chief Executive Officer), and to which director Dr. Joseph Kasputys (Chairman, President and Chief Executive Officer of Primark Corporation) has served as advisor. In connection with the process that led to the signing of the Protection One agreement on October 19, 1998, we had, through our financial advisor Deutsche Banc Alex. Brown, made a significant effort to find a buyer, and in fact conducted a broad auction process which resulted in the Protection One agreement. Although our formal engagement letter with Deutsche Banc Alex. Brown had been officially terminated shortly following the termination of the Protection One agreement, Deutsche Banc Alex. Brown and we continued to act together to find a buyer for Lifeline. As a result of these efforts we have had discussions with parties we believed may be interested in making an offer for the Company; however none of these efforts has resulted in a proposal that the Board of Directors has concluded is in the best interests of stockholders, and we have been unsuccessful in our efforts to induce any of these parties to engage in discussions at valuation levels we believe to be appropriate. In addition, with the assistance of Deutsche Banc Alex. Brown, we considered other strategic alternatives, including the possibility of selling the Company to private investors, but have concluded that a transaction of this sort was also unlikely to be completed at this time at an acceptable valuation. Based on these efforts, the Board of Directors has concluded that a sale or recapitalization of the Company at this time is highly unlikely, and that as a result, continuing the process of proactively searching for a buyer or other alternatives would be unduly disruptive to our ongoing operations, including to the detriment of our stockholders, employees and subscribers. Accordingly, we do not believe that a vote to urge us to re-engage an investment banker at this time and to continue efforts to sell or recapitalize Lifeline is in the best interests of stockholders.

  We recommend a vote AGAINST this proposal. Proxies solicited by the Board of Directors will be voted AGAINST the proposal unless stockholders specify otherwise in their proxies.

  Approval of Proposal 5 requires the approval of the holders of a majority of the shares of our common stock present or represented and voting on the proposal.

                               6. OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Special Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile machine and personal interviews. The Company has retained Corporate Investor Communications, Inc., Carlstadt, New Jersey, to assist in soliciting proxies at a cost not expected to exceed $5,500.00, exclusive of expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this regard.

Deadline for Submission of Stockholder Proposals

  The Company expects to hold its 2001 Annual Meeting in May 2001 and to mail its proxy statement in connection therewith by April 13, 2001. Accordingly, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for inclusion in the Company's proxy materials for its 2001 Annual Meeting of Stockholders must be received by the Chief Financial Officer of the Company at the principal offices of the Company no later than December 14, 2000. Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act for consideration at the 2001 Annual Meeting must be received on or before February 27, 2001, in order to be considered timely for purposes of Rule 14a-4 under the Exchange Act.

                                          By Order of the Board of Directors,

                                          Jeffrey A. Stein, Clerk

Framingham, Massachusetts
June 13, 2000

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   EXHIBIT A

                            LIFELINE SYSTEMS, INC.
                           2000 STOCK INCENTIVE PLAN

1. Purpose

  The purpose of this 2000 Stock Incentive Plan (the "Plan") of Lifeline Systems, Inc., a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2. Eligibility

  (a) All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

  (b) Directors who are not also employees of the Company shall be granted, on the sixth business day in each calendar year, options to purchase 3,000 shares of Common Stock at a price equal to 100% of the fair market value of a share of Common Stock on the date of grant. Such options shall become exercisable in three equal installments over a two-year period, with the first installment becoming exercisable on the date of grant and the second and third installments becoming exercisable on the first and second anniversaries of the date of grant, respectively.

3. Administration, Delegation

  (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

  (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in
        Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. Stock Available for Awards

  (a) Number of Shares. Subject to adjustment under Section 8, the maximum aggregate number of shares of common stock, $0.02 par value per share, of the Company (the "Common Stock"), which may be subject to Awards made under the Plan is 250,000 shares of common stock (plus 25,000 shares which may be issued to non-employee directors pursuant to options granted under the Plan), plus an annual increase to be added on January 1 of each year, beginning in 2001, equal to the lesser of
       (i) 150,000 shares, (ii) 1.5% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board. If any Award under the Plan or any Award under any terminated employee benefit plan of the Company expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. As of January 1 of each year, commencing with the year 2001, the aggregate number of shares of Common Stock available for the grant of options under the Plan to non-employee directors shall automatically be increased by the number to cause the total number of shares of Common Stock then available for non-employee directors to be restored to 25,000.

  (b) Per-Participant Limit. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 100,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5. Stock Options

  (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

  (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

  (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

  (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

  (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

  (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

    (1)  in cash or by check, payable to the order of the Company;

    (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

    (3) provided that the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

    (4)  to the extent permitted by the Board, in its sole discretion by
         (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

    (5)  by any combination of the above permitted forms of payment.

6. Restricted Stock

  (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

  (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. Other Stock-Based Awards

  The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. Adjustments for Changes in Common Stock and Certain Other Events

  (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this
     Section 8(a) shall not be applicable.

  (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and
       (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

  (c)  Acquisition and Change in Control Events

    (1)  Definitions
      (a)  An "Acquisition Event" shall mean:

             (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

             (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

      (b)  A "Change in Control Event" shall mean:

             (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either
                  (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
                  (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

              (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

              (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).
      (2)  Effect on Options

              (a) Acquisition Event. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

                  Notwithstanding the foregoing, if the acquiring or
                succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds
                (B) the aggregate exercise price of such Options.

             (b) Change in Control Event that is not an Acquisition Event. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then-outstanding shall automatically become immediately exercisable in full.

      (3)  Effect on Restricted Stock Awards

             (a) Acquisition Event that is not a Change in Control Event. Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

             (b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then-outstanding shall automatically be deemed terminated or satisfied.

      (4)  Effect on Other Awards

             (a) Acquisition Event that is not a Change in Control Event. The Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

             (b) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any other Award or any other agreement between a Participant and the Company, all other Awards shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award.

      (5)  Limitations. Notwithstanding the foregoing provisions of this
           Section 8(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9. General Provisions Applicable to Awards

  (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

  (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

  (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

  (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

  (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

  (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

  (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

  (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Miscellaneous

  (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

  (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

  (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m)
     shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of five years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

  (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

  (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of law.

  (f) Provision for Foreign Participants. The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                                   EXHIBIT B

                            LIFELINE SYSTEMS, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

  The purpose of this Plan is to provide eligible employees of Lifeline Systems, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.02 par value (the "Common Stock"). Two hundred thousand (200,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

  1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

  2. Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

    (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

    (b) they have been employed by the Company or a Designated Subsidiary for at least six months prior to enrolling in the Plan; and

    (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

  No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

  3. Offerings. The Company will make ten offerings ("Offerings") to employees to purchase stock under this Plan.

    (a) Offering 1 shall begin on August 1, 2000 and terminate on November 30, 2000.

    (b) Offering 2 shall begin on December 1, 2000 and terminate on May 31,
  2001.

    (c) Offering 3 shall begin on June 1, 2001 and terminate on November 30,
  2001.

    (d) Offering 4 shall begin on December 1, 2001 and terminate on May 31,
  2002.

    (e) Offering 5 shall begin on June 1, 2002 and terminate on November 30,
  2002.

    (f) Offering 6 shall begin on December 1, 2002 and terminate on May 31,
  2003.

    (g) Offering 7 shall begin on June 1, 2003 and terminate on November 30,
  2003.

    (h) Offering 8 shall begin on December 1, 2003 and terminate on May 31,
  2004.

    (i) Offering 9 shall begin on June 1, 2004 and terminate on November 30,
  2004.

    (j) Offering 10 shall begin on December 1, 2004 and terminate on May 31,
  2005.

  If any of the above dates is not a business date, the offering shall commence or terminate, as applicable, on the first business day thereafter. The date of the commencement of each offering is referred to herein as an "Offering Commencement Date" and the date of termination of each Offering is referred to herein as an "Offering Termination Date." Each Offering period is referred to herein as a "Plan Period," during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period.

  4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such offering by completing and forwarding a payroll deduction authorization form to the office of Human Resources of the Company at least seven but not more than 30 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement and includes any amounts deferred under a salary reduction agreement under an IRS Code Section 401(k) plan or Section 125 plan. Compensation excludes allowances and reimbursements for expenses such as relocation allowances for travel expenses and executive medical reimbursements, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement.

  5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13,
14, or 15% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

  No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

  6. Deduction Changes. An employee may not increase or decrease his or her payroll deduction during a Plan Period.

  7. Interest. Interest will not be paid on any employee accounts, except as otherwise provided herein.

  8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering by providing written notice of withdrawal to the office of Human Resources of the Company. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

  9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by (i) multiplying an amount equal to 150% of the employee's annualized base pay as of the Offering Commencement Date by the percentage of it which he or she has elected to have withheld (but not in excess of 15%),
(ii) dividing such product by 85% of the market value of a share of Common Stock as of the offering Commencement Date, and (iii) multiplying such quotient by 1.25, but in no event more than 600 shares. The market value of the Common Stock shall be determined as provided in the following paragraph. An employee's annualized base pay shall be determined as follows: (i) in the case of a full-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate by 2080; (ii) in the case of a part-time employee normally paid on an hourly rate, by multiplying his or her normal hourly rate by the product of 52 times the number of hours in his or her normal work week; (iii) in the case of an employee normally paid at a weekly rate, by multiplying his or her normal weekly rate by 52; (iv) in the case of an employee normally paid at a bi-weekly rate, by multiplying his or her normal biweekly rate by 26; and (v) in the case of an employee normally paid at a semi-monthly rate, by multiplying his or her normal semi-monthly rate by 24, and (vi) in the case of an employee normally paid at a monthly rate, by multiplying his or her normal monthly rate by 12.

  The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

  Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee.

  10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

  11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

  12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

  13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

  14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

  15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

  16. Merger Involving Continuity of Control. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

  17. Merger Not Involving Continuity of Control. In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or
(b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

  18. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

  19. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis. The balance of the payroll deductions credited to the account of each participating employee shall be returned to him or her with simple interest computed upon such balance at the 90-day U.S. Treasury Bill rate as of the applicable Offering Commencement Date.

  20. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

  21. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the NASDAQ National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

  The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

  22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

  23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

  24. Effective Date and Approval of Shareholders. The Plan shall take effect on February 2, 2000, subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.


  Adopted by the Board of Directors on February 2, 2000

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

------------------------------------
     LIFELINE SYSTEMS, INC.
------------------------------------



  UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL
      NUMBERS 1 THROUGH 4 AND AGAINST PROPOSAL NUMBER 5 SET FORTH HEREON.

       A VOTE "FOR" PROPOSAL NUMBERS 1 THROUGH 4 AND "AGAINST" PROPOSAL NUMBER 5 IS RECOMMENDED BY THE BOARD OF DIRECTORS.


Mark box at right if an address change or comment has [_] been noted on the reverse side of this card.

CONTROL NUMBER:
RECORD DATE SHARES:








                                             ----------------------------
Please be sure to sign and date this Proxy.   Date
-------------------------------------------------------------------------



------------ Stockholder sign here ------------ Co-owner sign here ------




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 4.



1. To elect two Class II Directors, each to hold office until the Annual Meeting of Stockholders in 2003 and until his or her successor is elected and qualified.

                                              For       With-    For All
                                                        hold     Except

    (01) Ronald Feinstein                     [  ]      [  ]      [  ]
    (02) Joseph E. Kasputys, Ph.D.

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and write that nominee's name on the line below.

------------------------------------------------

                                                     For      Against    Abstain
2. The approval of the Company's 2000 Stock          [  ]       [  ]      [  ]
   Incentive Plan.


3. The approval of the Company's 2000 Employee       [  ]       [  ]      [  ]
   Stock Purchase Plan.

4. The ratification of the selection of              [  ]       [  ]      [  ]
   PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
   "AGAINST" PROPOSAL NUMBER 5.

5. The Stockholder proposal described in the         [  ]       [  ]      [  ]
   accompanying proxy statement.

6. To transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.


DETACH CARD                                                          DETACH CARD


                            LIFELINE SYSTEMS, INC.


Dear Stockholder,

Please take note of the important information enclosed with this Proxy, which requires your immediate attention.

Your vote on these matters counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting in Lieu of Annual Meeting of Stockholders to be held on July 19, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Lifeline Systems, Inc.

                            LIFELINE SYSTEMS, INC.

             111 LAWRENCE STREET, FRAMINGHAM, MASSACHUSETTS 01702

          SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 19, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Those signing on the reverse side, revoking all prior proxies, hereby appoint L. Dennis Shapiro, Ronald Feinstein and Jeffrey A. Stein, and each of them, with full power of substitution, as proxies, to represent and to vote as designated hereon, all shares of stock of Lifeline Systems, Inc. which those signing on the reverse side would be entitled to vote if personally present at the Special Meeting in Lieu of Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on July 19, 2000 at 10:00 a.m., local time, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDERS.

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person and state title.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                          DO YOU HAVE ANY COMMENTS?

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